Exhibit 99.2

PROXY CARD

iCoreConnect, Inc.

529 Crown Point Road, Suite 250

Ocoee, FL 34761

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

iCoreConnect, Inc.

The undersigned appoints Robert McDermott and Archit Shah as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of iCoreConnect, Inc. common stock held as of the record date of April 13, 2023 at the Special Meeting of Stockholders to be held on [  ], or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED ‘‘FOR’’ PROPOSALS 1 AND 2 BELOW.

iCoreConnect Proposal 1: To consider and vote upon a proposal to approve the Merger Agreement and Plan of Reorganization, dated as of January 5, 2023 (as amended and supplemented to date, the “Merger Agreement”), by and between iCoreConnect, Inc., FG Merger Corp., a Delaware corporation (“FGMC”), and FG Merger Sub Inc., a Nevada corporation and a direct, wholly-owned subsidiary of FGMC, and the transactions contemplated thereby, a copy of which is attached to this joint proxy statement/prospectus as Annex A. This Proposal is referred to as the “iCoreConnect Proposal 1.”

◻ FOR	◻ AGAINST	◻ ABSTAIN

iCoreConnect Proposal 2: To approve a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the

iCoreConnect Special Meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote.

◻ FOR	◻ AGAINST	◻ ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.